UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

August 11, 2006

RAE Systems Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-31783	77-0588488
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

3775 North First Street

San Jose, California 95134

408-952-8200

(Address and telephone number of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On August 11, 2006, the Board of Directors of RAE Systems Inc. (the “Company”) approved the RAE Systems Inc. Management Incentive Plan (the “Incentive Plan”). The Incentive Plan is designed to provide participants with incentive awards based on the achievement of goals related to the performance of the Company and its business units. The Incentive Plan is administered by the Compensation Committee of the Board of Directors (the “Compensation Committee”) which, in its sole discretion, is authorized to select the participants in the Incentive Plan and establish performance goals, target awards and payment formulas for purposes of determining actual awards payable during the specified performance period.

For fiscal 2006, performance goals for the Company’s named executive officers are based on the criteria previously established by the Compensation Committee at its March 28, 2006 meeting. For details regarding the 2006 executive bonus award levels and performance targets, please refer to the Company’s current report on Form 8-K filed with the Securities and Exchange Commission on April 4, 2006, which is incorporated herein by reference. A copy of the Incentive Plan is filed as Exhibit 10.1 to this report and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibit No.	Description
	10.1	RAE Systems Inc. Management Incentive Plan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 15, 2006

RAE SYSTEMS INC.

By:	/s/ Donald W. Morgan
Name:	Donald W. Morgan
Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	RAE Systems Inc. Management Incentive Plan